SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2001

NATIONAL FUEL GAS COMPANY
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

10 Lafayette Square, Buffalo New York	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 857-7000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On November 7, 2001, National Fuel Gas Company (the “Company”) and its subsidiary, Seneca Resources Corporation (“Seneca”), issued a press release regarding Seneca’s projected oil and gas production in fiscal 2002 and 2003, among other things. A copy of the press release is hereby incorporated by reference and filed as part of this Current Report as Exhibit 99.

        Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in that press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

        As disclosed in the attached press release, the Company held a financial analyst presentation on November 7, 2001. The analyst presentation was broadcast live over the Company's web site. During the course of the presentation, the Company estimated that, assuming no production is shut-in because of low prices, Seneca’s oil and gas production in fiscal 2002 will be 100.2 billion cubic feet equivalent (“BCFE”), and Seneca’s fiscal 2003 production will be 108.5 BCFE. The press release attached hereto as Exhibit 99 breaks down these estimates by the four geographic regions in which Seneca operates. Fiscal 2002 ends September 30, 2002, and fiscal 2003 ends September 30, 2003.

        The Company also indicated during the analyst presentation that Seneca estimates that in fiscal 2002 it will drill 206 wells at a total capital cost of about $141 million. The press release attached as Exhibit 99 hereto details the number of wells and capital cost by geographic region.

        Certain statements contained herein and incorporated by reference from the press release, including statements regarding projections, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. There is no assurance that the Company’s projections will in fact be achieved nor do these projections reflect any acquisitions or divestitures that may occur during fiscal 2002. While the Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statements. Furthermore, each forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
                  (c)      Exhibits

                  Exhibit 99(a) - Press Release issued November 7, 2001

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NATIONAL FUEL GAS COMPANY

                                                     By:/s/James R. Peterson
                                                           James R. Peterson
                                                           Assistant Secretary

                                  EXHIBIT INDEX

         Exhibit Number                 Description

         99(a)                          Press Release issued November 7, 2001